Exhibit 10.15
THIS CONVERTIBLE PROMISSORY NOTE (“NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE MAKER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
AMENDED AND RESTATED PROMISSORY NOTE
Total Principal Amount: up to $900,000 (as set forth on the Schedule of Borrowings attached hereto)	Dated as of February 13, 2024
This Amended and Restated Promissory Note (this “Note”) amends and restates the promissory note dated September 27, 2023, issued by ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company and blank check company (the “Maker”) and payable to the order of ARYA Sciences Holdings IV, a Cayman Islands exempted company, or its registered assigns or successors in interest (the “Payee”), to provide for the conversion of the Total Principal Amount (as defined below) into Private Placement Shares (as defined below), on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.
1. Principal. The principal balance of this Note (the “Total Principal Amount”) shall be payable by the Maker on the effective date of the consummation of the Maker’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”, and such date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any principal balance under the Note may be prepaid at any time; provided, however, that the Payee shall have a right to first convert such balance pursuant to Section 8 hereof upon notice of such prepayment. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. The Payee understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account” and such offering, the “IPO”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.
2. Interest. No interest shall accrue on the unpaid principal balance of this Note.
3. Drawdown Requests. Maker and Payee agree that Maker may request up to nine hundred thousand U.S. dollars ($900,000) under this Note. The principal of this Note may be drawn down from time to time prior to the effective date of the Business Combination, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must be for $140,000 or such other amount agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.
5. Purpose. The Maker shall apply all the amounts advanced by the Payee under this Note towards the Maker’s general working capital requirements or deposits that Maker is required to make pursuant to its amended and restated memorandum and articles of association (as amended and/or restated from time to time) and following the request of Payee in connection with an optional monthly extension of the time period during which Maker may consummate a Business Combination.
6. Events of Default. Each of the following shall constitute an event of default (“Event of Default”):
(a) Failure to Make Required Payments. Failure by Maker to pay all or a portion of the Total Principal Amount due pursuant to this Note (to the extent such amount is payable in cash) within five (5) business days of the Maturity Date and/or, if applicable, failure by the Maker to perform its obligations with respect to the conversion of up to the Total Principal Amount of this Note, in whole or in part at the option of the Payee, into Private Placement Shares pursuant to Section 5 hereof.
(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.
(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.
7. Remedies.
(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid Total Principal Amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.
(b) Upon the occurrence of an Event of Default specified in Sections 6(b) and 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Conversion.
(a) Optional Conversion. Upon consummation of a Business Combination, Payee shall have the option, but not the obligation, to convert up to the Total Principal Amount of this Note, in whole or in part at the option of Payee, into Class A ordinary shares in the capital of the Maker (each, an “Ordinary Share”), at a conversion price of $10.00 per Ordinary Share. The Ordinary Shares shall be identical to the private placement shares issued to the Sponsor at the time of Maker’s IPO (the “Private Placement Shares”). As promptly as reasonably practicable after notice by Payee to the Maker to convert the principal balance of this Note, in whole or in part, into Private Placement Shares, which notice must be made at least five (5) business days prior to the consummation of the Business Combination, and after Payee’s surrender of this Note, Maker shall have issued and delivered to Payee, without any charge to Payee, a share certificate or certificates (issued in the name(s) requested by Payee), or shall have made appropriate book-entry notation on the books and records of Maker, in each case for the number of Private Placement Shares of Maker issuable upon the conversion of this Note. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Private Placement Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Private Placement Shares as of such date. Each such newly issued Private Placement Share shall include a restricted legend that contemplates the same restrictions as the Private Placement Shares that were issued to Payee in connection with the IPO. The Private Placement Shares issuable pursuant to this Note shall constitute “Registrable Securities” pursuant to that certain Registration and Shareholder Rights Agreement, dated March 2, 2021, by and among Maker, Payee and certain other security holders named therein.
(b) Fractional Shares; Effect of Conversion. No fractional Private Placement Shares shall be issued upon conversion of this Note. In lieu of any fractional Private Placement Shares to the Payee upon conversion of this Note, the Maker shall pay to the Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Private Placement Share not issued pursuant to the previous sentence. Upon conversion of this Note in full, this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.
9. Covenants of the Maker. The Maker covenants that any Private Placement Shares issuable upon conversion of the Note, when so issued, will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.
10. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.
11. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

12. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.
13. Construction. THIS NOTE SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.
14. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any monies in, or any distribution of or from, the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Payee hereby agrees not to make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Note, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Payee commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker (including this Note), which proceeding seeks, in whole or in part, monetary relief against the Maker, the Payee hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Claim shall not permit the Maker (or any person claiming on its behalf or in lieu of it) to have any Claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.
16. Tax Treatment. In each case for U.S. federal income tax and all other applicable tax purposes, the Maker and the Payee agree to treat this Note as an equity interest in the Maker (and not as indebtedness), and shall take no contrary position on any tax return or before any taxing authority (unless otherwise required by law). The Maker and the Payee shall reasonably cooperate to structure (i) any conversion of this Note in connection with a Business Combination and (ii) any contribution, forfeiture or elimination of this Note pursuant to Section 1 in a manner that is tax-efficient for the Maker and the Payee, taking into account the terms of any Business Combination.
17. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.
18. Successors and Assigns. Subject to the restrictions on transfer in Section 18 and Section 19, the rights and obligations of Maker and Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

19. Transfer of this Note or Securities Issuable on Conversion. With respect to any sale or other disposition of this Note or securities into which this Note may be converted, Payee shall give written notice to Maker prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer, in which case the requirements in (i) shall not apply, (A) a written opinion (unless waived by Maker) reasonably satisfactory to Maker in form and substance from counsel reasonably satisfactory to Maker to the effect that such sale or other distribution may be effected without registration or qualification under any U.S. federal or state law then in effect and (B) a written opinion from counsel reasonably satisfactory to Maker or a certificate signed by at least one director of Payee (in either case, unless waived by Maker), reasonably satisfactory to Maker in form and substance that such sale or other distribution does not violate, contravene, or result in a default by Payee of, any agreement or instrument entered into by Payee in connection with the IPO or the Business Combination, including but not limited to the Letter Agreement (as defined below), and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion and/or certificate (unless waived by Maker), or other evidence, and such written acknowledgement, Maker, as promptly as practicable, shall notify Payee that Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to Maker. If a determination has been made pursuant to this Section 19 that the opinion of counsel for Payee, the certificate of Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to Maker,  Maker shall so notify Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Securities Act. Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of Maker. Prior to presentation of this Note for registration of transfer, Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Maker shall not be affected by notice to the contrary. For purposes hereof, “Permitted Transfer” shall have the same meaning as any transfer that would be permitted for the Private Placement Shares under the Letter Agreement, dated February 25, 2021, by and among Maker, Payee and the other parties thereto (the “Letter Agreement”).
20. Acknowledgment. The Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.
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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.
ARYA Sciences Acquisition Corp IV

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Chief Financial Officer
Agreed and Acknowledged as of the date first written above:
ARYA Sciences Holdings IV

By:	/s/ Sam Cohn
Name:	Sam Cohn
Title:	Secretary

SCHEDULE OF BORROWINGS
The following increases or decreases in this Promissory Note have been made:
Date of Increase or Decrease	Amount of decrease in Principal Amount of this Promissory Note	Amount of increase in Principal Amount of this Promissory Note	Principal Amount of this Promissory Note following such decrease or increase
October 2, 2023		$140,000	$140,000
November 2, 2023		$165,000	$305,000
December 2, 2023		$165,000	$470,000
January 2, 2024		$240,000	$710,000
February 2, 2024		$190,000	$900,000